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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of report (Date of earliest event reported)        December 31, 2003


                           BARR PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)





    Delaware                        1-9860              42-1612474

(State or other jurisdiction     (Commission          (IRS Employer
     of  incorporation)          File Number)      Identification No.)





Two Quaker Road, P.O. Box 2900, Pomona, New York          10970-0519

   (Address of principal executive offices)                (Zip code)


                                 (845) 362-1100

              (Registrant's telephone number, including area code)





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Item 5.          Other Events and Regulation FD Disclosure.


On January 2, 2004, Barr Pharmaceuticals, Inc. (the "Company") issued a press release announcing that Barr Laboratories, Inc. has completed its reincorporation from a New York to a Delaware corporation. The reincorporation became effective on December 31, 2003. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As a result of the reincorporation merger, and as approved by the Company's stockholders at its annual meeting held on October 23, 2003, the Company's authorized capitalization has been increased to 202,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share.

The Agreement and Plan of Merger, dated as of December 31, 2003, between Barr Laboratories, Inc., a New York corporation, and Barr Pharmaceuticals, Inc., a Delaware corporation, is attached hereto as Exhibit 2.1. The Company's currently effective certificate of incorporation and by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively.



Exhibit Number        Exhibit
--------------        -------

    2.1 Agreement and Plan of Merger, dated as of December 31, 2003, between Barr Laboratories, Inc. and Barr Pharmaceuticals, Inc.

    3.1 Amended and Restated Certificate of Incorporation of Barr Pharmaceuticals, Inc.

    3.2               By-Laws of Barr Pharmaceuticals, Inc.

    99.1              Barr Pharmaceuticals, Inc. January 2, 2004 press release.






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                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              BARR PHARMACEUTICALS, INC.


Date:  January 6, 2004                 /s/ William T. McKee
                                       ----------------------------------------
                                       William T. McKee
                                       Vice President, Chief Financial
                                       Officer, and Treasurer